SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)		April 29, 2003 (April 29, 2003)

Alliance Bancorp of New England, Inc

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13405	06-1495617

(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.

348 Hartford Turnpike, Vernon, CT		06066

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(860) 875-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired
Not applicable

(b)	Pro Forma Financial Information
Not applicable

(c)	Exhibits
99(i) Exhibit to Item 9, news release dated April 29, 2003.

Item 9.   Regulation FD Disclosure.

     The following information is furnished pursuant to this Item 9 and in satisfaction of Item 12, “Disclosure of Results of Operations and Financial Condition.”

     On April 29, 2003, Alliance Bancorp of New England, Inc. announced its earnings for the first quarter of the 2003 fiscal year. A copy of the news release describing first quarter earnings is attached as Exhibit 99(i). The information provided in this Item 9 and Exhibit 99(i) should not be deemed filed with the Commission but furnished to satisfy requirements of Regulation FD.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ALLIANCE BANCORP OF NEW ENGLAND, INC
Registrant

Date: April 29, 2003	By: /s/ David H. Gonci

David H. Gonci
Senior Vice President/Chief Financial Officer